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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or l5(d)
                     of the Securities Exchange Act of 1934
                          Date of Report: June 24, 2000
                        (Date of earliest event reported)

                         THE SIRENA APPAREL GROUP, INC.
             (Exact name of Registrant as specified in its charter)

   Delaware                          0-24636                     36-2998726
(State or other                    (Commission                 (IRS employer
jurisdiction of                    file number)              identification no.)
 incorporation

              2825 South Santa Fe Avenue, Vernon, California 90058
               (Address of principal executive offices) (Zip Code)

                                 (323) 581-9700
              (Registrant's telephone number, including area code)

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Bankruptcy or Receivership

      On June 25, 1999, The Sirena Apparel Group ("Sirena") filed a voluntary petition as a debtor in possession under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Central District of California (Case No. LA 99-34245-ER). Sirena and the Committee of Creditors Holding Unsecured Claims (the "Committee") filed a First Amended Plan of Reorganization dated June 14, 2000 (the "Plan"). The Bankruptcy Court entered its order confirming the Plan on June 24, 2000. The Plan became effective on August 3, 2000 ("Effective Date").

      The Plan is attached hereto as Exhibit 2(a). The Plan and its effect on the holders of claims and equity interests in Sirena is fully described in the Disclosure Statement to Accompany Debtor's and the Committee's First Amended Plan of Reorganization Dated June 14, 2000 ("Disclosure Statement") attached hereto as Exhibit 2(b). The capitalized terms used herein have the meaning ascribed to them in the Plan.

      Summary of Plan. As soon as practicable following the Effective Date, Sirena will issue or reserve two and one-half million (2,500,000) shares of its common stock, $.01 par value ("Common Stock").

      American Industries, Inc. ("AII"), the sole holder of a secured claim, has an allowed portion of its secured claim in the amount of $365,000 which will be secured by a second priority lien in the assets of Sirena. The balance of the AII claim will be treated as a general unsecured claim (Class 4).

      Priority unsecured claims (Class 2) will be paid in full in cash without interest.

      Administrative Convenience Class of Unsecured Claims (Class 3) will be paid in full in cash without interest.

      Holders of allowed general Unsecured Claims will receive a pro rata distribution of shares of common stock in Sirena, representing an aggregate of 55% of the issued and outstanding shares and a release of all voidable preference claims.

      Class 5 consists of all unsecured claims against Sirena's shareholders, including any claims for damages arising from the purchase and sale of any security of Sirena. Holders of Class 5 claims will not receive any distribution from Sirena nor retain any interest in the Plan.

      Holders of equity interests in Sirena (Class 6) will have their interest canceled as of the Effective Date. All of the issued and outstanding shares of Sirena as of the Effective Date will be canceled. Holders of equity interests will not receive any distribution nor retain any interest under the Plan.

      Foothill Capital Corporation ("Foothill") will provide Sirena with $27,000,000 of exit financing ("Exit Financing") secured by a senior lien on all of Sirena's assets.

      As additional consideration for providing the financing, Foothill will receive 30% of the issued and outstanding shares of common stock and a warrant to purchase 333,334 shares at a nominal exercise price.


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      Funding for the Plan. The Plan will be funded by the following: cash from operations and the Foothill Exit Financing. Under the Exit Financing, Sirena will have access to the funds necessary to refinance the indebtedness owed to Foothill under the Debtor-in-Possession financing provided by Foothill to pay administrative claims, priority claims and other claims and costs payable on the Effective Date of the Plan and for working capital for Sirena.

      Post-Confirmation Management. Mr. Brian Zientek will serve as the Chief Executive Officer of Sirena at an annual salary of $300,000, on the terms and conditions set forth in the Employment Agreement between Mr. Zientek and Sirena dated January 5, 2000 and approved by the Bankruptcy Court on February 2, 2000.

      Sirena will be governed by a five (5) member Board of Directors, which members shall initially consist of: four (4) creditor nominees designated by the Creditors Committee (two of whom shall be independent) and the Chief Executive Officer of Sirena. The initial members of the Board of Directors are as follows:

Name                     Title
----                     -----

Brian Zientek            Chief Executive Officer of The Sirena Apparel Group,
                         Inc.

David Ryan               Chair of the Creditors Committee and Senior Executive
                         Officer of Applied Consulting Solutions, Inc.

Allan I. Whitman, CPA    Financial Advisor to the Creditors Committee and Member
                         of Bernstein. Fox. Whitman & Co., LLP

Richard Matthews         Independent Management Consultant and Current
                         Reorganization Consultant of The Sirena Apparel Group,
                         Inc.

Anne Leatherbury         Independent Consultant to retail industry.

      Following the Effective Date, the Board of Directors will establish a management incentive program which will make available 15% of the issued and outstanding shares of common stock to participants in the incentive plan.

      Cancellation of Stock and Issuance of New Stock. On the Effective Date, all authorized, issued and outstanding shares of Common or Preferred Stock in Sirena shall be cancelled. As soon as practicable following the Effective Date, Sirena shall issue or reserve two and one-half million (2,500,000) shares of Common Stock (the "New Common Stock"). The New Common Stock will be issued in the following percentages: unsecured creditors 55%; management/employees 15% and Foothill 30%.

      Creditors holding allowed claims in Class 4 will be issued their pro-rata share of 1,100,000 shares of the New Common Stock. Foothill will be issued 600,000 shares of the New Common Stock. There shall be reserved for management / employees of Sirena 300,000 shares in the aggregate, to be allocated in a manner to be determined by the Board of Directors. Each share of the


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New Common Stock in Sirena will entitle its holder to one vote and holders of such stock shall have the right to participate proportionately in any dividends.

      Sirena, or such other qualified agent, as the Board of Directors shall select in the future, shall act as its own registrar and transfer agent for the New Common Stock shares to be issued under the Plan.

      Following the Effective Date, Sirena intends to take all necessary steps to deregister as a "reporting company" under Section 12(g) of the Securities Exchange Act of 1934, as amended.

      Amendment of Certificate of Incorporation of Sirena. Sirena's certificate of incorporation will be amended and restated as necessary so that the certificate of incorporation of Sirena authorizes the issuance of up to 2,500,000 shares of the New Common Stock and prohibits the issuance of non-voting equity securities. The adoption of the amended certificate of incorporation will be deemed to have occurred and be effective as of the Effective Date without any further action by the directors or stockholders of Sirena.

      Financial Information. Certain financial information about the assets and liabilities of Sirena is set forth in the Disclosure Statement.

      Financial Statements; Pro Forma Financial Information and Exhibits.

      2(a) Disclosure Statement to Accompany Debtor's and Committee's First Amended Plan of Reorganization dated June 14, 2000.

      2(b) First Amended Plan of Reorganization dated June 14, 2000.

      2(c) Bankruptcy Court Order.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be executed on its behalf by the undersigned thereunto duly authorized.


Dated: August 16, 2000                 THE SIRENA APPAREL GROUP, INC.
                                       A Delaware corporation


                                       By: /s/ Brian Zientek
                                           -------------------------------------
                                               BRIAN ZIENTEK
                                               Chief Executive Officer


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